UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2007

JETBLUE AIRWAYS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-49728	87-0617894
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

118-29 Queens Boulevard, Forest Hills, New York 11375
(Address of principal executive offices)                (Zip Code)

(718) 286-7900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

See disclosure under Item 5.02 below.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On March 6, 2007, John Owen resigned from his position as Executive Vice President - Supply Chain and Information Technology of JetBlue Airways Corporation (the ‘‘Company’’), effective as of March 14, 2007. Mr. Owen will remain with the Company as a Senior Advisor through the end of 2008. Mr. Owen, a former Chief Financial Officer of the Company, has been with JetBlue since 1998. The Company thanks Mr. Owen for his years of service as an executive officer.

(e)	In connection with his resignation as an officer of the Company, JetBlue and Mr. Owen entered into an arrangement, under which Mr. Owen will continue to be employed by the Company through the end of 2008 as a Senior Advisor at his current annual salary of $200,000. This agreement also terminated his November 1998 employment agreement. During his term of employment, Mr. Owen will continue to receive all Company benefits provided to employees, plus lifetime flight benefits for him and his immediate family, subject to the terms and conditions of the Company’s pass travel programs. The agreement also provides for a lump sum payment of up to $150,000 at the end of the 2008, subject to certain conditions, and includes a limited non-competition clause.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION
(Registrant)

Date: March 8, 2007	By:	/s/ HOLLY NELSON
Senior Vice President and Controller (principal accounting officer)